EXHIBIT 32.1

CERTIFICATION OF CEO AND CFO FURNISHED PURSUANT TO

18 U.S.C. § 1350,

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Ikanos Communications, Inc. (the “Company”) for the quarterly period ended September 28, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Michael Gulett, Chief Executive Officer and President of the Company, and Cory J. Sindelar, Vice President of Finance and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

IKANOS COMMUNICATIONS, INC.

Dated: November 6, 2008	By:	/s/ MICHAEL GULETT
Michael Gulett
President and Chief Executive Officer
(Principal Executive Officer)

Dated: November 6, 2008	By:	/s/ CORY J. SINDELAR
Cory J. Sindelar
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)